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                                                                    Exhibit 99.1

               LETTER TO COMMISSION PURSUANT TO TEMPORARY NOTE 3T

                                 March 29, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549-0408

Ladies and Gentlemen:

Pursuant to Temporary Note 3T to Article 3 of Regulation S-X, Trump Atlantic City Associates has obtained a letter of representation from Arthur Andersen LLP "(Andersen") stating that the December 31, 2001 audit was subject to their quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards, that there was appropriate continuity of Andersen personnel working on the audit and availability of national office consultation. Availability of personnel at foreign affiliates of Andersen is not relevant to this audit.

                                                Very truly yours,

                                                TRUMP ATLANTIC CITY
                                                ASSOCIATES

                                                By: Trump Atlantic City
                                                    Holding, Inc., General
                                                    Partner

                                                By: /s/ Robert M. Pickus
                                                   -----------------------------
                                                         Robert M. Pickus
                                                   Vice President, Secretary and
                                                   General Counsel